Exhibit 99.1

Providian Financial Corporation

Financial & Statistical Summary

Managed Financial Measures

(unaudited)

	2004	2004	2004	2004	2003
(dollars in millions)	Q4	Q3	Q2	Q1	Q4

Managed Financial Data:
Quarter:
Net Credit Losses	$445.6	$453.8	$525.4	$579.6	$597.1
Net Change in Reported Allowance for Credit Losses (2)	(33.8)	33.1	31.7	(57.1)	(18.1)
Adjusted Credit Losses	$411.8	$486.9	$557.1	$522.5	$579.0

(2)           The net change in the reported allowance for credit losses excludes the allowance transferred to loans held for securitization or sale.